Exhibit (c)(xiv)

 Project King Discussion Materials  September 2025  Exhibit (c)(xiv)

Proposed Transaction Overview

TD

Key Assumptions

- Assumes a $4.00/share take-private (~72% premium to current share price and ~77% premium to LTM VWAP)
- Searchlight, Abry, Terence Jarman, Richard Burston, and Koch equity rollover (55.9% of shares); remaining 44.1% bought out with new equity
- Assumes rollover of Searchlight preferred ($199.6M)
- Whitehorse term loan ($181.3M) and Fortress converts ($120.0M) taken out at par
- $300M of new debt at SOFR+650 bps; total funded leverage of 4.8x with $29.6M cash balance at close
- Implied EV / Adj. EBITDA entry multiple of 8.8x (based on $62.7M of 2025E EBITDA); implied enterprise value of $550.9M

Sources & Uses

	$	% of Total
Sources		
New Sponsor Equity	$49.1	7.9%
Rollover Equity	44.5	7.1%
New Debt	300.0	48.2%
Rollover Preferred Equity (1)	199.6	32.1%
Cash on Balance Sheet	29.6	4.8%
Total Sources	**$622.7**	**100.0%**

2025E Senior Net Leverage (2)	4.3x

	$	% of Total
Uses		
Purchase of Equity	$35.1	5.6%
Rollover Equity	44.5	7.1%
Repay Term Loan	181.3	29.1%
Repay Convertible Notes	120.0	19.3%
Rollover Preferred Equity (1)	199.6	32.1%
Fees & Expenses	12.6	2.0%
Cash to Balance Sheet	29.6	4.8%
Total Uses	**$622.7**	**100.0%**

Note: Balance sheet cash, term loan, convertible notes, and preferred equity reflect 2025E year-end balances.

1. Includes the $150M strategic investment from Searchlight from November 15, 2023, KORE's $2.9M purchase of 5M shares from Twilio from December 13, 2023, and the total amount of the accrued interest due to Searchlight as of December 31, 2025.
2. Assumes $62.7M of 2025E adjusted EBITDA per management forecast.

2

 Pro Forma Ownership  3  Pro Forma Ownership  Shares Outstanding  Ownership  Take-Private(1)  Pro-Forma Ownership  Abry  4.9  24.4%  4.9  24.4%  Searchlight  2.4  12.1%  2.4  12.1%  TDJ Company (Terence Jarman)  1.0  5.0%  1.0  5.0%  Dotmar Investments (Richard Burston)  0.9  4.3%  0.9  4.3%  Koch  2.0  10.1%  2.0  10.1%  Cerberus  1.4  7.0%  —  —  Twilio  1.0  5.0%  —  —  Goldman Sachs Asset Management  0.8  4.3%  —  —  Other Investors / RSUs  5.5  27.8%  —  —  New Equity  8.8  44.1%  Total Shares  19.9  100.0%  19.9  100.0%  Source: Bloomberg.  Note: Total shares excludes RSUs.  1. Assumed 11.1M shares roll.

 Updated Management Forecast (Received 9/4)  4  Management Forecast  TD Cowen Adj. EBITDA reflects moderated growth assumptions applied to 2027 – 2029, relative to management's forecast  Total IoT Connectivity $212  $218  $236  $260  $285  $313  10%  Total IoT Solutions 50  59  59  58  59  60  1%  Non-core 25  14  1  -  -  -  n.m.  Revenue $286  $290  $295  $318  $344  $373  7%  % growth  1%  2%  8%  8%  8%  IoT Connectivity gross profit $124  $130  $142  $158  $173  $190  10%  IoT Solutions gross profit $12  $16  $16  $16  $16  $16  0%  Non-core gross profit $18  $10  $1  –  –  –  n.m.  Gross profit $154  $155  $159  $173  $189  $206  7%  % margin 54%  54%  54%  54%  55%  55%  OpEx before capitalization of R&D $111  $101  $104  $107  $111  $115  Less: Capitalization of R&D  (10)  (7)  (8)  (7)  (8)  (8)  OpEx  Other income  $101  -  $93  $1  $96  $1  $100  $1  $103  $1  $107  $1  3%  Management Adj. EBITDA  % margin  $53  19%  $63  22%  $64  22%  $74  23%  $87  25%  $100  27%  12%  TD Cowen Adj. EBITDA (Downside Case)  $53  $63  $64  $69  $74  $79  6%  % margin  19%  22%  22%  22%  21%  21%  '25-'29  CAGR  All figures shown in US$m unless stated otherwise  2024A  2025E  2026E  2027E  2028E  2029E  Source: Management estimates.

 Returns Summary  5  Illustrative Returns - $4.00/share, 10.0x Exit Multiple  Entry Snapshot  Offer Price per Share  $4.00  Total Equity Invested (Rolled + New Sponsor Equity)  $93.5  Exit Build (Management Forecast)  Exit Build (TD Cowen Adjusted Forecast)  2029E EBITDA (Mgmt)  $100.3  2029E EBITDA (TDC)  $79.5  Exit Multiple  10.0x  Exit Multiple  10.0x  Enterprise Value at Exit  $1,002.9  Enterprise Value at Exit  $794.5  Less: Debt / Preferred at Exit  ($613.5)  Less: Debt / Preferred at Exit  ($613.5)  Add: Cumulative Free Cash Flow Generated  $155.2  Add: Cumulative Free Cash Flow Generated  $106.2  Equity Value at Exit  $544.6  Equity Value at Exit  $287.2  Sponsor Net Proceeds  $451.1  Sponsor Net Proceeds  $193.7  IRR  55.3%  IRR  32.3%  MOIC  5.8x  MOIC  3.1x

 MOIC / IRR by Acquisition Share Price and Exit Multiple  Exit Multiple (2029E EBITDA of $79.5M - TD Cowen Adj. Forecast)  Implied Entry  Multiple (1)  Acq. Share  Price  9.0x 10.0x 11.0x 12.0x 13.0x  8.5x  $3.00  2.8x  / 29.7%  3.9x  / 40.7%  5.0x  / 49.5%  6.1x  / 57.0%  7.2x  / 63.6%  8.8x  $4.00  2.2x  / 22.1%  3.1x  / 32.3%  3.9x  / 40.7%  4.8x  / 47.7%  5.6x  / 53.9%  9.1x  $5.00  1.8x  / 16.2%  2.5x  / 26.0%  3.2x  / 34.0%  3.9x  / 40.7%  4.6x  / 46.6%  9.4x  $6.00  1.6x  / 11.6%  2.1x  / 21.0%  2.7x  / 28.6%  3.3x  / 35.0%  3.9x  / 40.7%  MOIC / IRR by Acquisition Share Price and Exit Multiple  Exit Multiple (2029E EBITDA of $100.3M - Management Forecast)  Implied Entry  Multiple (1)  Acq. Share  Price  9.0x  10.0x  11.0x  12.0x  13.0x  8.5x  $3.00  6.1x  / 56.9%  7.4x  / 65.1%  8.8x  / 72.2%  10.2x / 78.5%  11.5x / 84.2%  8.8x  $4.00  4.8x  / 47.6%  5.8x  / 55.3%  6.9x  / 62.0%  8.0x / 67.9%  9.0x / 73.3%  9.1x  $5.00  3.9x  / 40.5%  4.8x  / 47.9%  5.7x  / 54.3%  6.5x / 59.9%  7.4x / 65.0%  9.4x  $6.00  3.3x  / 34.9%  4.1x  / 41.9%  4.8x  / 48.1%  5.6x / 53.5%  6.3x / 58.4%  Entry / Exit Sensitivity (Management vs. TD Cowen Adjusted)  6  Management Case  TD Cowen Adjusted Case  1. Assumes $62.7M of 2025E adjusted EBITDA per management forecast.

 Illustrative Analysis at Various Prices  7  Illustrative Analysis at Various Multiples  ($ in millions)  Source: S&P Capital IQ as of September 8, 2025. Reflects management estimates.  Note: Balance sheet cash, term loan, convertible notes, and preferred equity reflect 2025E year-end balances.  1. Total shares includes 2.4M shares related to Searchlight warrants and excludes RSUs.  Share Price  Shares Outstanding (1)  $3.00  19.9  $3.50  19.9  $4.00  19.9  $4.50  19.9  $5.00  19.9  Implied Equity Value  $59.7  $69.6  $79.6  $89.5  $99.5  (-) Cash and Cash Equivalents  (29.6)  (29.6)  (29.6)  (29.6)  (29.6)  (+) Debt and Preferred Equity  500.9  500.9  500.9  500.9  500.9  Enterprise Value  $531.0  $541.0  $550.9  $560.9  $570.8  Premium to:  Current Share Price  $2.32  29.3%  50.9%  72.4%  94.0%  115.5%  Last 6-Months VWAP  $2.41  24.4%  45.1%  65.9%  86.6%  107.3%  LTM VWAP  $2.26  32.8%  54.9%  77.1%  99.2%  121.4%  52-Week High (One Day - 12/31/24)  $3.22  (6.8%)  8.7%  24.2%  39.8%  55.3%  Implied Multiples:  EV / 2025E Revenue ($290.0M)  1.8x  1.9x  1.9x  1.9x  2.0x  EV / 2025E EBITDA ($62.7M)  8.5x  8.6x  8.8x  9.0x  9.1x  EV / 2026E Revenue ($295.5M)  1.8x  1.8x  1.9x  1.9x  1.9x  EV / 2026E EBITDA ($64.0M)  8.3x  8.5x  8.6x  8.8x  8.9x

 Levered FCF Walk – Management Case  8  Note: Balance sheet cash, term loan, convertible notes, and preferred equity reflect 2025E year-end balances. Current share price as of September 8, 2025.  Reflects management forecast and guidance, subject to further diligence. Capex includes labor and PP&E expenditures.  TD Cowen estimate, subject to further diligence.  Total shares includes 2.4M shares related to Searchlight warrants and excludes RSUs.  Includes the $150M strategic investment from Searchlight from November 15, 2023, KORE’s $2.9M purchase of 5M shares from Twilio from December 13, 2023, and the total amount of the accrued interest due to Searchlight as of December 31, 2025.  Implied Metrics  EV / 2025E Revenue EV / 2026E Revenue  EV / 2025E Adj. EBITDA EV / 2026E Adj. EBITDA  $290.0  $295.5  $62.7  $64.0  1.9x  1.9x  8.8x  8.6x  Sources & Uses  Sources  x EBITDA  New Sponsor Equity  $49.1  8%  Rollover Equity  44.5  7%  New Debt  300.0  4.8x  48%  Rollover Preferred Equity  199.6  32%  Cash on Balance Sheet  29.6  5%  Total  $622.7  100%  181.3  120.0  199.6  12.6  29.6  29%  19%  32%  2%  5%  Total  $622.7  100%  Offer Structure  Purchase Price  Offer Price  $4.00  Current Share Price  $2.32  Premium to Current Share Price  72%  Total Shares(3)  19.898  Implied Equity Value  $79.6  Less: Cash  ($29.6)  Add: Debt  $301.3   Uses   Add: Preferred (4)  $199.6  Purchase of Equity  $35.1  6%  Implied Enterprise Value  $550.9  Rollover Equity  44.5  7%  Repay Term Loan Repay Convertible Notes  Rollover Preferred Equity(4) Fees & Expenses  Cash to Balance Sheet  Projected Levered Free Cash Flows  $ in millions  Historical  Management Forecast  2024A  2025E  2026E  2027E  2028E  2029E  Revenue  $286.1  $290.0  $295.5  $318.1  $344.3  $373.2  Adj. EBITDA  $53.1  $62.7  $64.0  $74.4  $86.9  $100.3  Add: Eliminated Public Company Costs (1)  2.6  2.6  2.6  2.6  Less: Integration-related Costs (1)  (2.0)  (2.0)  -  -  Less: Cash Interest Expense, Net  (28.5)  (26.6)  (25.8)  (24.6)  Less: Levered Cash Taxes  -  -  -  -  Less: Capex (1)  (10.2)  (9.4)  (9.8)  (10.2)  Less: (Increase) / Decrease in NWC (2)  (5.0)  (5.0)  (5.0)  (5.0)  Available Cash Flow  $20.8  $34.0  $48.9  $63.0  Less: Mandatory Amortization  (3.0)  (3.0)  (3.0)  (3.0)  Available Cash Flow After Mandatory Amortization  $17.8  $31.0  $45.9  $60.0  Less: Excess Cash Flow Sweep  -  -  -  -  Levered Free Cash Flow, Post FCF Sweep  $17.8  $31.0  $45.9  $60.0  Total Debt Outstanding  $297.0  $294.0  $291.0  $288.0  Cumulative Debt Paydown  1.0%  2.0%  3.0%  4.0%  Net Debt / EBITDA  3.9x  2.9x  1.9x  1.0x

 Implied Metrics  EV / 2025E Revenue EV / 2026E Revenue  EV / 2025E Adj. EBITDA EV / 2026E Adj. EBITDA  $290.0  $295.5  $62.7  $64.0  1.9x  1.9x  8.8x  8.6x  Levered FCF Walk – TD Cowen Adjusted Case  9  Note: Balance sheet cash, term loan, convertible notes, and preferred equity reflect 2025E year-end balances. Current share price as of September 8, 2025.  Reflects management forecast and guidance, subject to further diligence. Capex includes labor and PP&E expenditures.  TD Cowen estimate, subject to further diligence.  Total shares includes 2.4M shares related to Searchlight warrants and excludes RSUs.  Includes the $150M strategic investment from Searchlight from November 15, 2023, KORE’s $2.9M purchase of 5M shares from Twilio from December 13, 2023, and the total amount of the accrued interest due to Searchlight as of December 31, 2025.  Sources & Uses  Sources  x EBITDA  New Sponsor Equity  $49.1  8%  Rollover Equity  44.5  7%  New Debt  300.0  4.8x  48%  Rollover Preferred Equity  199.6  32%  Cash on Balance Sheet  29.6  5%  Total  $622.7  100%  181.3  120.0  199.6  12.6  29.6  29%  19%  32%  2%  5%  Total  $622.7  100%  Offer Structure  Purchase Price  Offer Price  $4.00  Current Share Price  $2.32  Premium to Current Share Price  72%  Total Shares(3)  19.898  Implied Equity Value  $79.6  Less: Cash  ($29.6)  Add: Debt  $301.3   Uses   Add: Preferred (4)  $199.6  Purchase of Equity  $35.1  6%  Implied Enterprise Value  $550.9  Rollover Equity  44.5  7%  Repay Term Loan Repay Convertible Notes  Rollover Preferred Equity(4) Fees & Expenses  Cash to Balance Sheet  Projected Levered Free Cash Flows  $ in millions  Historical  TD Cowen Adjusted Forecast  2024A  2025E  2026E  2027E  2028E  2029E  Revenue  $286.1  $290.0  $295.5  $318.1  $344.3  $373.2  Adj. EBITDA  $53.1  $62.7  $64.0  $68.8  $73.9  $79.5  Add: Eliminated Public Company Costs (1)  2.6  2.6  2.6  2.6  Less: Integration-related Costs (2)  (6.0)  (4.0)  (2.0)  -  Less: Cash Interest Expense, Net  (28.5)  (26.7)  (26.1)  (25.5)  Less: Levered Cash Taxes  -  -  -  -  Less: Capex (1)  (10.2)  (9.4)  (9.8)  (10.2)  Less: (Increase) / Decrease in NWC (2)  (5.0)  (5.0)  (5.0)  (5.0)  Available Cash Flow  $16.8  $26.2  $33.5  $41.3  Less: Mandatory Amortization  (3.0)  (3.0)  (3.0)  (3.0)  Available Cash Flow After Mandatory Amortization  $13.8  $23.2  $30.5  $38.3  Less: Excess Cash Flow Sweep  -  -  -  -  Levered Free Cash Flow, Post FCF Sweep  $13.8  $23.2  $30.5  $38.3  Total Debt Outstanding  $297.0  $294.0  $291.0  $288.0  Cumulative Debt Paydown  1.0%  2.0%  3.0%  4.0%  Net Debt / EBITDA  4.0x  3.3x  2.6x  1.9x

 Appendix

 Public Company Costs Breakdown  11  Public Company Costs  Vendor  Expense Type  Estimated Annual Savings  BDO  Annual Public Company Audit  $400,000  BDO  Quarterly Reviews  $151,800  E&Y  Quarterly tax provisions  $100,000  Source: Management estimates.  Represents the approximate amount in 2025.  Currently at $310K. Assumes some nominal for private board and travel.  Excludes D&O run-off.  UHY  Outsourced internal audit  $175,000  Various  Other finance services  $100,000  Troutman  Public Company Legal Costs  $300,000  NYSE  Stock Exchange Fees  $82,000  Board Comp  -  (2)  $260,000  $600,000 (3)  Willis Towers  D&O Insurance  Other savings, including headcount  -  $400,000  Total $2,568,800  (1)

 Historical EBITDA Adjustments  ($ in millions)  2022A  2023A  2024A  Net Loss  ($106)  ($167)  ($146)  Income tax benefit  ($10)  ($4)  ($6)  Interest expense, net  31  43  51  Depreciation and amortization  54  58  56  EBITDA  ($31)  ($70)  ($45)  Goodwill impairment loss  $58  $78  $66  Loss on debt extinguishment  -  3  -  Change in fair value of warrant liability  (0)  6  (4)  Transformation expenses  8  7  -  Acquisition costs  1  2  -  Integration-related restructuring costs  15  17  19  Stock-based compensation  10  11  8  Foreigh currency (gain) loss  0  (0)  5  Other (1)  1  2  3  Adjusted EBITDA  $63  $56  $53  12  1. Comprised of adjustments for certain indirect or non-income-based taxes.

Public Comparable Companies

Company	Share Price (USD)	% of 52-Week High	F.D. Market Capitalization	Enterprise Value	Revenue Growth		Gross Margin		EBITDA Margin		EV / Revenue		EV / EBITDA		Net Debt / LTM EBITDA	P/E
					2025E	2026E	2025E	2026E	2025E	2026E	2025E	2026E	2025E	2026E		2025E
(In $ millions, unless otherwise noted)																
IoT & Comms Comps																
Itron, Inc.	$120.12	86%	$5,500	$5,561	(2%)	6%	37%	37%	15%	16%	2.3x	2.2x	15.4x	14.0x	0.1x	19.8x
Alarm.com Holdings, Inc.	$56.98	81%	$2,852	$2,934	6%	4%	66%	67%	20%	21%	3.0x	2.8x	15.0x	13.8x	0.2x	24.1x
RingCentral, Inc.	$32.44	77%	$2,937	$4,275	5%	5%	77%	77%	26%	27%	1.7x	1.6x	6.5x	6.0x	1.8x	7.6x
Digi International Inc.	$34.60	93%	$1,295	$1,317	3%	6%	63%	63%	25%	27%	3.0x	2.8x	12.1x	10.7x	0.3x	16.7x
Bandwidth Inc.	$15.70	68%	$473	$885	1%	14%	59%	59%	12%	13%	1.2x	1.0x	10.0x	7.9x	4.8x	9.8x
8x8, Inc.	$2.09	59%	$285	$597	(1%)	1%	70%	67%	12%	13%	0.8x	0.8x	7.1x	6.2x	3.4x	6.9x
Mean					**2%**	**6%**	**62%**	**62%**	**18%**	**19%**	**2.0x**	**1.9x**	**11.0x**	**9.8x**	**1.8x**	**11.2x**
Median					**2%**	**5%**	**65%**	**65%**	**17%**	**18%**	**2.0x**	**1.9x**	**11.0x**	**9.3x**	**1.1x**	**9.8x**
King	**$2.32**	**72%**[1]	**$46**	**$519**	**1%**	**2%**	**54%**	**54%**	**22%**	**22%**	**1.8x**	**1.8x**	**8.3x**	**8.1x**	**4.7x**	**NM**

Source: S&P Capital IQ as of September 8, 2025. King financials reflect management estimates.
Note: Negative multiples are deemed "not meaningful" or "NM".
1. Based on a closing share price of $3.22 as of December 31, 2024.

13

Premiums Paid Analysis – US Technology Transactions  14  Source: Refinitiv Eikon as of August 2025. Based on transaction announcement date and deal values of $100M to $5.0B. Includes majority acquisition transactions of companies in high technology, media and entertainment, and telecommunications. 30-Day represents 4 weeks prior to the announcement day. Excludes stock consideration mergers (only acquisitions) and transactions with premiums of <0% or >150% cancelled, expired, dismissed, withdrawn or liquidated/out of business.  Median Premiums Paid to One-Day and 30-Day Prior Stock Price – 2015A to YTD 2025A  Market clearing “control premium” for selected publicly traded technology companies in M&A transactions  with $100M to $5.0B in deal value  34.1%  22.2%  25.9%  26.8%  29.7%  46.0%  39.5%  37.7%  31.4%  42.9%  28.2%  28.0% 28.1%  36.8%  37.0%  33.9%  41.6%  49.3%  46.2%  41.3%  52.8%  0.0%  80.0%  70.0%  60.0%  50.0%  40.0%  30.0%  20.0%  10.0%  Chart Title  Mean  One-Day Premium 30-Day Premium  38.3% 42.5%  Median  32.0%  38.6%  25th Percentile  18.7%  25.9%  75th Percentile  48.2%  54.0%  48.0%  65  89  20  16  <30%  30-60%  60-80%  80%+  81.1% of Transactions  18.9% of Transactions  Deals  2015  2016  2017  2018  2019  2020  2021  2022  2023  2024  2025  # of 26  32  25  13  18  11  14  16  10  17  8  32.0%  38.6%  Selected Precedent Transactions Median One-Day Premium: 32.0%  Selected Precedent Transactions Median 30-Day Premium: 38.6%  One-Day Premium 30-Day Premium  Acquisitions of Public Technology Companies Since 2014A – Premium Distribution  (Target Stock Premium – 4 Weeks Prior %)

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